EXHIBIT 5.01

                   (Letterhead of Parker Duryer Rosoff & Haft)

                                                              May 9, 1996



Graff Pay-Per-View, Inc.
536 Broadway
New York, NY  10012

          RE: Regstration of 627,000 shares of Common stock, par value $.01 per share, under the Securities Act of 1933, as amended

Ladies and Gentlemen:

                  In our capacity as counsel to Graff Pay-Per-View, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connction with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 627,000 shares of Common Stock, par value $.01 per share, of the Company (the "Stock") to be issued pursuant to the Company's 1995 Employees' Stock Option Plan, Ameded Directors' Stock Option Plan and the 1995 Restricted Stock Incentive Plan (collectively, the "Plans").

                  In that connection, we have examined the Certificate of Incorporation, as amended, and the By-laws, as amended, of the Company, the Registration Statement, the Plans, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plans, and such other instruments and documents as we deemed relevant under the circumstances.

                  In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photstatic copies. We have also asumed that the corporate records furnished to us by the Company include all corporate porceedings taken by the Company to date.

                  Based upon and subject to the foregoing, we are of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plans, will be duly and validly issued, fully paid and non-assessable.

                  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration statement.

                                     Very truly yours,
                                     PARKER DURYER ROSOFF & HAFT



                                     BY: /S/MICHAEL D. DIGIOVANNA
                                     --------------------------
                                         A Member of the Firm